NVR, Inc. Announces First Quarter Results

RESTON, Va., April 21, 2014 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2014 of $23,849,000 or $5.16 per diluted share. Net income and diluted earnings per share for its first quarter ended March 31, 2014 decreased 32% and 25%, respectively, when compared to the 2013 first quarter. Consolidated revenues for the first quarter of 2014 totaled $811,310,000, a 5% increase from $770,256,000 for the comparable 2013 quarter. Income tax expense for the quarter was negatively impacted by $6,879,000 due to the reversal of certain previously recognized tax deductions.

Homebuilding

New orders in the first quarter of 2014 decreased 5% to 3,325 units, when compared to 3,510 units in the first quarter of 2013. The cancellation rate in the first quarter of 2014 was 12% compared to 13% in the first quarter of 2013 and 14% in the fourth quarter of 2013. Settlements decreased in the first quarter of 2014 to 2,211 units, 3% lower than the first quarter of 2013. The Company's backlog of homes sold but not settled as of March 31, 2014 decreased on a unit basis by 3% to 6,059 units, but increased on a dollar basis by 4% to $2,270,474,000 when compared to March 31, 2013.

Homebuilding revenues for the three months ended March 31, 2014 totaled $799,187,000, 6% higher than the year earlier period. Gross profit margins increased to 18.0% in the 2014 first quarter compared to 16.9% for the same period in 2013. The increase in selling, general and administrative expenses was primarily due to higher personnel and selling expenses associated with the increase in the number of communities. Income before tax from the homebuilding segment totaled $48,716,000 in the first quarter of 2014, an increase of 11% when compared to the first quarter of 2013.

Mortgage Banking

Mortgage closed loan production of $472,933,000 for the three months ended March 31, 2014 was flat when compared to the first quarter ended March 31, 2013. Operating income for the mortgage banking operations during the first quarter of 2014 decreased 91% to $991,000, when compared to $11,161,000 reported for the first quarter of 2013. Operating income in the first quarter of 2014 was negatively impacted by a more competitive mortgage lending market, resulting in reduced loan profitability. In addition, general and administrative expenses were higher due to increased staffing in response to increased mortgage regulations and expected higher loan volume.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-seven metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2014	2013
Homebuilding:
Revenues	$ 799,187	$ 750,868
Other income	997	1,026
Cost of sales	(655,152)	(624,085)
Selling, general and administrative	(90,632)	(78,413)
Operating income	54,400	49,396
Interest expense	(5,684)	(5,452)
Homebuilding income	48,716	43,944

Mortgage Banking:
Mortgage banking fees	12,123	19,388
Interest income	1,184	955
Other income	59	113
General and administrative	(12,265)	(9,181)
Interest expense	(110)	(114)
Mortgage banking income	991	11,161

Income before taxes	49,707	55,105

Income tax expense	(25,858)	(20,064)

Net income	$ 23,849	$ 35,041

Basic earnings per share	$ 5.34	$ 7.04

Diluted earnings per share	$ 5.16	$ 6.84

Basic weighted average shares outstanding	4,467	4,979

Diluted weighted average shares outstanding	4,620	5,122

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	March 31, 2014	December 31, 2013
ASSETS	(Unaudited)

Homebuilding:
Cash and cash equivalents	$ 874,062	$ 844,274
Receivables	10,055	9,529
Inventory:
Lots and housing units, covered under
sales agreements with customers	687,080	568,831
Unsold lots and housing units	98,478	117,467
Land under development	46,083	41,328
Building materials and other	10,357	10,939
	841,998	738,565

Assets related to consolidated variable interest entity	6,588	7,268
Contract land deposits, net	246,204	236,885
Property, plant and equipment, net	34,321	32,599
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	6,401	6,747
Other assets	311,684	307,933
	2,372,893	2,225,380

Mortgage Banking:
Cash and cash equivalents	4,477	21,311
Mortgage loans held for sale, net	123,833	210,641
Property and equipment, net	4,999	4,699
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	11,204	16,770
	151,860	260,768

Total assets	$ 2,524,753	$ 2,486,148

LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$ 186,459	$ 181,687
Accrued expenses and other liabilities	271,875	316,227
Liabilities related to consolidated variable interest entity	1,689	1,646
Non-recourse debt related to consolidated variable
interest entity	2,153	3,365
Customer deposits	119,101	101,022
Senior notes	599,098	599,075
	1,180,375	1,203,022

Mortgage Banking:
Accounts payable and other liabilities	18,296	21,774
	18,296	21,774

Total liabilities	1,198,671	1,224,796

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,555,330 shares issued as of
both March 31, 2014 and December 31, 2013	206	206
Additional paid-in-capital	1,259,410	1,212,050
Deferred compensation trust – 109,256 shares of
NVR, Inc. common stock as of both
March 31, 2014 and December 31, 2013	(17,741)	(17,741)
Deferred compensation liability	17,741	17,741
Retained earnings	4,629,406	4,605,557
Less treasury stock at cost – 16,061,912 and
16,121,605 shares at March 31, 2014
and December 31, 2013, respectively	(4,562,940)	(4,556,461)
Total shareholders' equity	1,326,082	1,261,352
Total liabilities and shareholders' equity	$ 2,524,753	$ 2,486,148

NVR, Inc. Operating Activity (dollars in thousands) (Unaudited)

	Three Months Ended March 31,
	2014	2013
Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,675	1,716
North East (2)	298	293
Mid East (3)	891	949
South East (4)	461	552
Total	3,325	3,510

Average new order price	$ 368.1	$ 343.0

Settlements (units)
Mid Atlantic (1)	1,124	1,138
North East (2)	233	191
Mid East (3)	478	593
South East (4)	376	350
Total	2,211	2,272

Average settlement price	$ 361.4	$ 330.4

Backlog (units)
Mid Atlantic (1)	3,261	3,261
North East (2)	560	535
Mid East (3)	1,445	1,508
South East (4)	793	913
Total	6,059	6,217

Average backlog price	$ 374.7	$ 350.6

Community count (average)	481	435
Lots controlled at end of period	65,800	59,700

Mortgage banking data:
Loan closings	$ 472,933	$ 473,766
Capture rate	78%	84%

Common stock information:
Shares outstanding at end of period	4,493,418	4,996,884
Number of shares repurchased	32,377	-
Aggregate cost of shares repurchased	$ 32,578	$ -

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and eastern Pennsylvania
(3)	New York, Ohio, western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Curt McKay, Office: (703) 956-4058